                                                                   Exhibit 99.1


FOR IMMEDIATE RELEASE          CONTACT: Timothy W. Henry
                                        Telephone: (704) 344.8150
                                        E-mail: Thenry@fairpoint.com

                         FAIRPOINT COMMUNICATIONS, INC.

                  ANNOUNCES YEAR END AND FOURTH QUARTER RESULTS


o        ANNUAL REVENUES UP 66.2%; 4TH QUARTER CONSOLIDATED REVENUES UP 78.5%

o        ANNUAL ACCESS LINE GROWTH UP 87.3%; 4TH QUARTER ADDS 25,944 ACCESS
         LINES

o ANNUAL TRADITIONAL TELEPHONE COMPANY EBITDA GROWTH OF 57%; 4TH QUARTER TRADITIONAL TELEPHONE COMPANY EBITDA GROWTH OF 62%


         CHARLOTTE, N.C. (March 12, 2001) - FairPoint Communications, Inc. ("FairPoint" or the "Company") today reported record revenue and strong operational results for its year ended December 31, 2000. FairPoint reported significant year over year growth in revenues driven by strong access line growth from traditional telephone company acquisitions during 2000 and from a substantial increase in customers in its competitive communications subsidiary, FairPoint Communications Solutions Corp. ("Solutions").


         The Company reported consolidated revenues for the year ended December 31, 2000, of $246.3 million, a 66.2 percent increase compared to consolidated revenues of $148.2 million for the prior year. Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) were $14.4 million for 2000, a 72.0 percent decrease from $51.5 million for the same period in 1999. The decrease in EBITDA was primarily attributed to operating losses incurred from the rapid market expansion and customer growth achieved by Solutions during the year.


         "We are quite pleased with the growth during 2000 and the fourth quarter," commented CEO Jack Thomas. "The traditional telephone company acquisitions completed during the past year have been successfully integrated into our operations and have had a positive impact on our operating results. Additionally, we successfully managed substantial growth at Solutions through rapid customer growth and new market openings."


         Revenue growth was strong as a result of the revenues contributed by the traditional telephone companies acquired in 1999 and 2000 (four companies acquired in each year), solid traditional telephone companies same store growth year over year and the rapid customer growth at Solutions.

                                     -More-

         The traditional telephone companies reported revenues of $191.8 million in 2000, an increase of $57.9 million or 43.2 percent compared to the prior year. Revenues contributed by the companies acquired in 1999 and 2000 were approximately $52.7 million. The traditional telephone companies reported EBITDA of $111.4 million in 2000, an increase of $40.4 million or 57 percent versus $71.0 million for the comparable period in 1999. Same store EBITDA increased 8.5 percent to $72.4 million, and the companies acquired in 1999 and 2000 contributed EBITDA of $39.1 million in 2000. Solutions reported annual revenues of $54.5 million, an increase of $40.2 million or 280 percent. Solutions recorded an EBITDA loss of approximately $97.0 million in 2000, which included approximately $16.5 million of reorganization charges associated with its consolidation activity completed in December 2000. Solutions' EBITDA losses were primarily associated with its early stage business development and rapid market expansion during 2000.

         The Company reported a net loss after taxes of $88.6 million for 2000. The net loss was attributed to the net loss after taxes incurred at Solutions of approximately $76.7 million and higher interest expenses related to debt incurred in connection with the acquisitions of traditional telephone companies in 1999 and 2000.

         In 2000, the Company acquired four traditional telephone companies that served approximately 81,000 access lines at December 31, 2000. The Company operates 28 traditional telephone companies, that served approximately 236,500 access lines at year end 2000, an increase of 85,900 access lines or 57.0 percent compared to the prior year. At December 31, 2000, Solutions served approximately 120,600 access lines, an increase of 200.8 percent over the prior year.

         Solutions consolidated its operations in two phases in December 2000 and January 2001. This consolidation was a proactive response by management to the deterioration in the capital markets and general economy that became evident in the fourth quarter 2000. Management initiated an exhaustive planning process late in fourth quarter and decided to refocus Solutions' strategic direction.

         "Solutions revised its strategic direction from rapid market expansion to a more measured growth strategy in our established facilities-based markets that edge-out from our traditional telephone companies," said Mr. Thomas. "This revised strategy will allow Solutions to achieve profitability in each market more quickly. The change also enhances our service offerings and reduces the amount of capital required to execute our revised business plan."

                                     -More-

         As a result of the Company's strategic redirection, it recorded a reorganization charge of approximately $16.5 million in fourth quarter 2000 and the Company estimates that an additional $35 to 40 million reorganization charge will be reported in the first quarter ending March 31, 2001.

         FairPoint Communications is an integrated communications provider offering voice, Internet, data, Web-enabled and other related communication services to its customers in its traditional telephone companies. It provides similar services to small and medium size businesses in targeted ex-urban markets through execution of a competitive local exchange communications business that utilizes the network and infrastructure of its traditional telephone companies to service these adjacent markets.

         FairPoint Communications, Inc. was founded in 1993 to take advantage of the consolidation opportunities in the highly fragmented rural independent telephone industry. Since its creation, the Company has completed 28 acquisitions and serves customers in 17 states across the United States. In 1998, the Company established its competitive communications subsidiary, FairPoint Communications Solutions Corp., to pursue new market opportunities created by the deregulation of the local exchange carrier markets. Solutions is pursuing a regional "edge-out" facilities-based strategy entering markets near its traditional telephone companies and competing with the incumbent local exchange carrier. As December 31, 2000, FairPoint and Solutions together served more than 357,000 access lines in 22 states across the United States.

         The statements in this news release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in previous FairPoint Communications, Inc., filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, growth and expansion risks, the availability of equipment, materials, inventories and programming, product acceptance, and the ability to construct, expand and upgrade its services and facilities. FairPoint does not undertake to update any forward-looking statements in this news release or with respect to matters described herein.

                                       ###

Attachments

                 FairPoint Communications, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets


                                                                 December 31,
                                                            2000            1999
                                                         ---------        -------
      ASSETS
                                                             (DOLLARS IN THOUSANDS)
Current assets:
      Cash and cash equivalents                          $   1,023          9,923
      Accounts receivable and other                         56,020         40,257
                                                         ---------        -------
Total current assets                                        57,043         50,180
                                                         ---------        -------
Property, plant, and equipment, net                        348,916        178,296
                                                         ---------        -------
Other assets:
      Investments                                           50,353         36,246
      Goodwill, net of accumulated amortization            451,486        229,389
      Deferred charges and other assets                     33,625         23,924
                                                         ---------        -------
Total other assets                                         535,464        289,559
                                                         ---------        -------
Total assets                                             $ 941,423        518,035
                                                         =========        =======
      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable                                     $  37,909         12,778
    Current portion of long-term debt and other
      long-term liabilities                                 18,428          5,102
    Demand notes payable                                       535            752
    Accrued interest payable                                11,547          4,396
    Other accrued liabilities                               43,957         11,492
                                                         ---------        -------
Total current liabilities                                  112,376         34,520
                                                         ---------        -------
Long-term liabilities:
    Long-term debt, net of current portion                 739,682        458,529
    Deferred credits and other long-term liabilities        19,414         33,124
                                                         ---------        -------
Total long-term liabilities                                759,096        491,653
                                                         ---------        -------
Minority interest                                               15            443
                                                         ---------        -------
Common stock subject to put option                           5,011          3,000
                                                         ---------        -------
Stockholders' equity (deficit):
    Common stock                                               498            345
    Additional paid-in capital                             227,245         48,868
    Unearned compensation                                   (9,707)            --
    Accumulated other comprehensive income                     440          4,187
    Accumulated deficit                                   (153,551)       (64,981)
                                                         ---------        -------
Total stockholders' equity (deficit)                        64,925        (11,581)
                                                         ---------        -------
Total liabilities and stockholders' equity               $ 941,423        518,035
                                                         =========        =======

                 FairPoint Communications, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations


                                              Three months ended          Twelve months ended
                                                  December 31,                December 31,
                                             2000           1999           2000           1999
                                             ----           ----           ----           ----
                                                          (DOLLARS IN THOUSANDS)

Revenues                                  $  71,489         40,059        246,264        148,162
                                          ---------        -------        -------        -------
Operating expenses:
    Network operating costs                  45,339         15,366        134,170         49,306
    Selling, general and administrative      33,923         16,999         94,400         52,138
    Restructure costs                        16,485             --         16,485             --
    Depreciation and amortization            15,815          9,136         52,544         31,632
    Stock-based compensation expense          1,376          3,156         16,451          3,386
                                          ---------        -------        -------        -------
Total operating expenses                    112,938         44,657        314,050        136,462
                                          ---------        -------        -------        -------
Income from operations                      (41,449)        (4,598)       (67,786)        11,700
                                          ---------        -------        -------        -------
Other income (expense):
    Net gain (loss) on sale of
      investments                               418            150          6,648            512
    Interest income                              40            111          1,076            446
    Dividend income                             600            511          1,403          1,452
    Interest expense                        (19,662)       (22,124)       (66,038)       (51,185)
    Other, net                                1,327          1,182          4,095          2,520
                                          ---------        -------        -------        -------
Total other expense                         (17,277)       (20,170)       (52,816)       (46,255)
                                          ---------        -------        -------        -------
Loss before income taxes                    (58,726)       (24,768)      (120,602)       (34,555)
Income tax benefit                           16,419          4,042         32,035          5,615
Minority interest in income of
    subsidiaries                                 (1)           (42)            (3)          (100)
                                          ---------        -------        -------        -------
Net loss                                  $ (42,308)       (20,768)       (88,570)       (29,040)
                                          =========        =======        =======        =======

                 FairPoint Communications, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Cash Flows


                                                                                   Twelve months ended
                                                                                       December 31,
                                                                                   2000           1999
                                                                                   ----           ----
                                                                                  (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
    Net loss                                                                    $ (88,570)       (29,040)
Adjustments to reconcile net loss to net cash provided by
operating activities:
    Amortization of debt issue costs                                                3,534          1,710
    Depreciation and amortization                                                  52,544         31,632
    Other non cash items                                                          (22,566)         8,193
    Changes in assets and liabilities arising from operations, net of acquisitions:
      Accounts receivable                                                         (18,296)          (876)
      Accounts payable and accrued expenses                                        52,035          1,040
      Income taxes recoverable                                                      6,487         (4,955)
                                                                                ---------          -----
    Total adjustments                                                              73,738         36,744
                                                                                ---------          -----
    Net cash provided by (used in) operating activities                           (14,832)         7,704
                                                                                ---------          -----
Cash flows from investing activities:
    Net capital additions                                                        (107,705)       (43,393)
    Acquisitions of telephone properties, net of cash acquired                   (256,068)       (53,949)
    Other, net                                                                     20,408         20,732
                                                                                ---------          -----
    Net cash used in investing activities                                        (343,365)       (76,610)
                                                                                ---------          -----
Cash flows from financing activities:
    Loan origination costs                                                        (14,780)        (3,703)
    Proceeds from issuance of long-term debt                                      668,786        138,943
    Repayment of long-term debt                                                  (459,948)       (52,056)
    Net proceeds from the issuance of common stock                                157,896             --
    Other, net                                                                     (2,657)       (17,596)
                                                                                ---------          -----
    Net cash provided by financing activities                                     349,297         65,588
                                                                                ---------          -----
Net decrease in cash and cash equivalents                                          (8,900)        (3,318)
Cash and cash equivalents, beginning of period                                      9,923         13,241
                                                                                ---------          -----
Cash and cash equivalents, end of period                                        $   1,023          9,923
                                                                                =========          =====